Exhibit 7.1

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

      This Common Stock and Warrant Purchase Agreement (this "Agreement") is made as of May14, 2002 between United Energy Corp., a Nevada corporation (the "Company"), and the investor set forth on the signature page hereto ("Investor").

                                    RECITALS:

      WHEREAS, Investor is one of several investors (collectively, the "Investors") participating in a private offering of up to an aggregate of 60 Units (defined below) by the Company in which the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and warrants to purchase shares of Common Stock, upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

      1. PURCHASE AND SALE OF SHARES AND WARRANTS.

            1.1 Purchase and Sale of Shares and Warrants. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Company agrees to sell to Investor, and Investor agrees to purchase from the Company units ("Units") consisting of (i) separately transferable shares of the Company's Common Stock (the "Shares") and (ii) warrants, in substantially the form attached hereto as Exhibit A, to purchase a number of shares of the Company's Common Stock (each a "Warrant" and collectively for all Investors, the "Warrants"), as set forth below Investor's name on the signature page hereto, on the basis of one hundred thousand (100,000) shares of Common Stock and Warrants to purchase fifty thousand (50,000) shares of Common Stock, at a purchase price of One Hundred Thousand Dollars ($100,000.00) per Unit (the "Per Unit Purchase Price"). All dollar amounts set forth in this Agreement shall be in United States Dollars.

            1.2 Closing. The closing of the purchase and sale of the Shares and the Warrants (the "Closing") shall take place at the offices of Sills Cummis Radin Tischman Epstein & Gross, P.A. at 10:00 a.m., Eastern time on May 14, 2002, or such other location, time or date as the parties shall mutually agree, but only after the satisfaction or waiver of each of the conditions set forth in Sections 6 and 7 (the "Closing Date").

            1.3 Deliveries. At the Closing, the Company shall deliver to Investor certificates registered in the name of the Investor representing the Warrants and the Shares purchased by Investor, and Investor shall deliver to the Company an amount equal to the product of the Units to be purchased by Investor and the Per Unit Purchase Price (the "Purchase Price"), as set forth below the Investor's name on the signature page hereto, by certified check payable to "United Energy Corp." or by wire transfer of immediately available funds to the following account of the Company:

Commerce Bank
275 Forest Ave., Paramus, NJ 07652
ABA Routing #:  021200957
Account #:  037-223585
Account Name:  United Energy Corp.
Contact:  Ronald Wilen, Chairman, 201-842-0288

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents and warrants to Investor that, except as set forth on a Schedule of Exceptions (the "Company Schedule of Exceptions") attached hereto as Schedule A , which exceptions shall be deemed to be representations and warranties as if made hereunder:

            2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean, as to any entity, any material adverse effect on the business, operations, conditions (financial or otherwise), assets, results of operations or prospects of that entity individually or of the Company and its subsidiaries as a whole.

            2.2 Capitalization; Organizational Documents.

                  (a) The authorized capital stock of the Company will consist immediately prior to the Closing of 100,000,000 shares of Common Stock, of which as of the date hereof, 16,180,270 shares are issued and outstanding. All of the outstanding shares have been duly and validly issued and are fully paid and nonassessable and have been issued in accordance with all applicable federal and state securities laws. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens suffered or permitted by the Company. Except as disclosed in the Company's Form 10-K/A for the fiscal year ended March 31, 2001, its Form 10-Q for the fiscal quarters ended June 30, 2001 and September 30, 2001, as amended, and December 31, 2001, and its Registration Statement on Form 10, as amended (collectively, the "SEC Filings"), and except for the Warrants and the shares issuable upon exercise of the Warrants (the "Warrant Shares" and, collectively with the Shares and the Warrants, the "Securities"), and except as set forth on Schedule 2.2, as of the date hereof, there are no outstanding options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the Certificate of Incorporation (as defined below) or the Company's By-laws or by agreement or otherwise. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has made available to each Investor true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"). The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable against the Company and in accordance with all applicable laws, rules and regulations.

                  (b) Upon issuance of the Shares and the Warrants and payment of the Purchase Price therefor in accordance with the terms of this Agreement, the Shares and the Warrants will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act")). The Warrant Shares, when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any restrictions on transfer and any taxes, claims, liens, pledges, options, security interests, purchase rights, preemptive rights, trusts, encumbrances or other rights or interests of any other person (other than any restrictions under the Securities Act).

            2.3 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and perform its obligations with respect to the Securities in accordance with the terms hereof, (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, and (c) this Agreement has been duly executed and delivered by the Company. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and the issuance of the Securities. This Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.


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

            2.4 No Conflicts. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, will not (a) result in a violation of the Certificate of Incorporation or By-laws of the Company, or (b) violate or conflict with, or result in a breach of, any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on or against any of the properties of the Company, any note, bond, mortgage, agreement, license indenture or instrument to which the Company is a party, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect. Except as disclosed in the SEC Filings, the Company is not in violation of any term of or in default under its Certificate of Incorporation or By-laws or in violation of any material term of, or in default under, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof, other than (i) filings pursuant to state securities laws in connection with the sale of the Securities and (ii) the registration of the Shares of Common Stock covered hereby with the Securities and Exchange Commission ("SEC") and filings pursuant to state securities laws. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, other than those which are required to be made after the Closing and which will be duly made on a timely basis.

            2.5 SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing, and all other documents and registration statements heretofore filed by the Company with the SEC being hereinafter referred to as the "SEC Documents"). None of the SEC Documents, at the time they were filed with the SEC (except those SEC Documents that were subsequently amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included (or incorporated by reference) in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto (except those SEC Documents that were subsequently amended). Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the


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

extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, the Company has, on a timely basis, made all filings required to be made by the Company with the SEC.

            2.6 Securities Law Exemption. Assuming the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

            2.7 Litigation. All actions, suits, arbitrations or other proceedings or, to the Company's knowledge, investigations pending or threatened against the Company that would have a Material Adverse Effect on the Company, are disclosed in the SEC Filings. There is no action, suit, proceeding or, to the Company's knowledge, investigation that questions this Agreement or the right of the Company to execute, deliver and perform under same.

            2.8 Intellectual Property. The Company owns, or has the contractual right to use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted and as proposed to be conducted, including, without limitation, all trade secrets, processes, source code, licenses, trademarks, service marks, trade names, logos, brands, copyrights, patents, franchises, domain names and permits. The Company has not received any communications alleging that the Company has violated or, by conducting its business presently conducted or as proposed to be conducted, violates or will violate any intellectual property rights of any other person or entity.

            2.9 Title to Property and Assets. The Company has good and marketable title to or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of its properties and assets (whether real or personal, tangible or intangible) free and clear of any liens or other encumbrances, except for liens or other encumbrances that do not, individually or in the aggregate, have a Material Adverse Effect. With respect to property leased by the Company, the Company has a valid leasehold interest in such property pursuant to leases which are in full force and effect, and the Company is in compliance in all material respects with the provisions of such leases.

            2.10 Compliance with Laws. Except as set forth on Schedule 2.10, the Company is and has been in compliance in all material respects with all laws, rules, regulations, orders, judgments or decrees that are applicable to the Company, the conduct of its business as presently conducted and as proposed to be conducted, and the ownership of its property and assets (including, without limitation, all Environmental Laws (as defined below) and laws related to occupational safety, health, wage and hour,


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

and employment discrimination), and the Company is not aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such laws, rules, regulations, orders, judgments or decrees or which may give rise to the assertion of any such violation, except where such violation or violations do not have a Material Adverse Effect. All required reports and filings with governmental authorities have been properly made as and when required, except where the failure to report or file would not, individually or in the aggregate, have a Material Adverse Effect. "Environmental Laws" means all federal, state, local and foreign laws, ordinances, treaties, rules, regulations, guidelines and permit conditions relating to contamination or pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to transportation, storage, use, manufacture, disposal or release of, or exposure of employees or others to, Hazardous Materials (as defined below) or emissions, discharges, releases or threatened releases of Hazardous Materials. "Hazardous Materials" means any substance that has been designated by any governmental entity or by applicable Environmental Laws to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to Environmental Laws, but excluding office and janitorial supplies maintained in accordance with Environmental Laws.

            2.11 Licenses and Permits. The Company has obtained and maintains all federal, state, local and foreign licenses, permits, consents, approvals, registrations, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted and as proposed to be conducted, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications.

            2.12 Related Entities. Except for the subsidiaries set forth on
Schedule 2.12, the Company does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity. The Company is not a party to any joint venture, partnership or similar arrangement other than as disclosed in the SEC Filings.


            2.13 Changes. Since December 31, 2001, except as set forth on
Schedule 2.13, the Company has operated its business in the ordinary course of business and, to the knowledge of the Company, there has not been, or the Company has not (as the case may be):

                  (a) any Material Adverse Effect;


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

                  (b) any damage, destruction or loss, whether or not covered by insurance, which would have a Material Adverse Effect;

                  (c) any waiver or compromise by the Company of a valuable right or of a material debt owed it;

                  (d) sold, encumbered, assigned or transferred any material assets or properties of the Company, other than in the ordinary course of business;

                  (e) incurred any liability, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) in the ordinary course of business or (ii) liabilities that are not, individually or in the aggregate, material to the business, operations, condition (financial or otherwise), assets, results of operations or prospects of the Company;

                  (f) created, incurred, assumed or guaranteed any indebtedness or subjected any of its assets to any lien or encumbrance, except for indebtedness, liens or encumbrances that are not, individually or in the aggregate, material to the business, operations, condition (financial or otherwise), assets, results of operations or prospects of the Company;

                  (g) declared, set aside or paid any dividends or made any other distributions in cash or property on the Company's capital stock;

                  (h) directly or indirectly redeemed, purchased or otherwise acquired any shares of capital stock of the Company;

                  (i) suffered any resignation or termination of employment of any key officers or employees;

                  (j) except in the ordinary course of business of the Company, materially increased the compensation payable or to become payable by the Company to any of its officers, employees or directors or materially increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by the Company for or with any such officers, employees or directors;

                  (k) made any direct or indirect loan to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (l) changed any agreement to which the Company is a party which would have a Material Adverse Effect; or

                  (m) entered into any agreement or commitment to do any of the things described in this Section 2.13.

            2.14 Employee Benefit Plans. All "employee benefit plans," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended


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

("ERISA"), to which the Company has any liability or obligation, contingent or otherwise, comply in all material respects and have been maintained and administered in material compliance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other statutes, orders and governmental rules and regulations applicable to such employee benefit plans. To the Company's knowledge, the Company has not incurred any liability pursuant to ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, or in the imposition of any lien on any of the rights, properties or assets of the Company pursuant to ERISA or to such penalty or excise tax provisions of the Code. The Company does not maintain or contribute to, and has not maintained or contributed to, any "multiemployer plan," as such term is defined in ERISA.

            2.15 Taxes. The Company has timely filed all tax returns and reports (federal, state and local) required to be filed and these returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments shown to be due on such returns or reports. Neither the Internal Revenue Service nor any state or local taxing authority has, during the past three (3) years, examined or informed the Company it is in the process of examining any such tax returns and reports. The provision for taxes of the Company, as shown on the financial statements included in the most recent SEC Filing, is adequate for taxes due or accrued as of the date thereof and since that date the Company has provided adequate accruals in accordance with generally accepted accounting principals in its financial statements for any taxes incurred that have not been paid, whether or not shown as being due on any tax returns. The Company has not elected, pursuant to the Code, to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect.

            2.16 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its properties that might be damaged or destroyed to the extent and in the manner customary for companies in similar business similarly situated.

            2.17 Employees. The Company does not have any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the Company's knowledge, no officer or key employee intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

            2.18 Material Contracts. All contracts, agreements, instruments, leases, licenses, arrangements, understandings or other documents filed with or required to be filed as exhibits to the SEC Filings to which the Company therein is a party or by which it may be bound have been so filed (the "Material Contracts"). The Material Contracts that have been filed as exhibits are complete and correct copies of the contracts, agreements, instruments, leases, licenses, arrangement, understanding or other documents of which they purport to be copies. The Material Contracts are valid and in full force and effect as to the Company, and, to the Company's knowledge, to the other parties thereto. Except as otherwise disclosed herein or in the SEC Documents, the Company is not in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to (a) affect the validity of this Agreement, (b) have a Material Adverse Effect, or (c) impair the ability of the Company to perform fully on a timely basis any material obligation which the Company has or will have under this Agreement. To the Company's knowledge, except as set forth in the SEC Documents, none of the other parties to any Material Contract are in violation of or default under any Material Contract in any material respect. The Company has not received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any other party thereto. The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under the Certificate of Incorporation, its bylaws or other governing documents that would have a Material Adverse Effect.

            2.19 Customers and Suppliers. No customer or supplier that was material to the Company during the previous twenty-four (24) months has terminated, materially reduced or threatened to terminate or material reduce its purchases from or provision of products or services to the Company.

            2.20 Disclosure. This Agreement, Schedules and Exhibits hereto and all other documents delivered to the Investors in connection herewith or therewith at the Closing, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no facts that, individually or in the aggregate, would have a Material Adverse Effect that have not been disclosed to each Investor in this Agreement (including the Schedules and Exhibits hereto), the SEC Filings or any other documents delivered to each Investor in connection herewith or therewith at the Closing.

            2.21 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any past issuance of the Company's securities for purposes of the Securities Act.

      3. REPRESENTATIONS AND WARRANTIES OF INVESTOR.

      Investor hereby represents and warrants to the Company as to itself and not as to any other Investor, that:


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

            3.1 Residency. The Investor is a resident of the jurisdiction set forth on the signature page hereto.

            3.2 Authorization; Enforcement. (a) The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement, (b) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Investor, and
(c) this Agreement has been duly executed and delivered by the Investor. To the knowledge of the Investor, no other proceedings on the part of the Investor are necessary to approve and authorize the execution and delivery of this Agreement. This Agreement, when executed and delivered, constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            3.3 No Conflicts. The execution, delivery and performance of this Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Investor, or (b) result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree applicable to the Investor, except where such violation, conflict, breach or other consequence would not have a Material Adverse Effect. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.

            3.4 Investment Representations.

                  (a) The Investor is an "accredited investor", as defined in Regulation D promulgated under the Securities Act, and has such knowledge, sophistication and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities.

                  (b) The Investor (i) has adequate means of providing for its current financial needs and possible contingencies, and has no need for liquidity of investment in the Company, (ii) can afford to hold unregistered securities for an indefinite period of time and sustain a complete loss of the entire amount of the subscription, and (iii) has not made an overall commitment to investments which are not readily marketable that is so disproportionate as to cause such overall commitment to become excessive.

                  (c) The Investor agrees and understands that the Securities are being offered and sold to the Investor in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and that, in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities, the Company is relying upon the truth and accuracy of the Investor's representations and warranties, and compliance with the Investor's covenants and agreements, set forth in this Agreement. The Investor further agrees with the Company that no Securities were offered or sold to the Investor by means of any form of general solicitation or general advertising, and in connection therewith, the Investor did not (1) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available; or (2) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising. The Investor hereby acknowledges that the offering of the Securities has not been reviewed by the SEC or any state regulatory authority since the offering of the Securities is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder. The Investor understands that the Securities have not been registered under the Securities Act and agrees not to sell or otherwise transfer the Securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

                  (d) The Securities are being purchased by the Investor for its own account, for investment purposes only, not for the account of any other person, or corporation and not with a view to distribution, assignment or resale to others in whole or in part. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge, hypothecate, grant any option to purchase or otherwise dispose of any of the Securities. Nothing herein shall prevent the distribution of any Securities to any subsidiary, member, partner, stockholder, affiliate or former member, partner, stockholder or affiliate of the Investor in compliance with the Securities Act and applicable state "blue sky" laws.

                  (e) The Investor has been furnished with and has carefully read the Company's Confidential Private Placement Memorandum dated April 19, 2002, and has had access to the Company's SEC Filings and other public filings.

                  (f) With respect to tax and other economic considerations involved in an investment in the Securities, the Investor is not relying on the Company. The Investor has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with its professional legal, tax, accounting and financial advisors the suitability of an investment in the Securities for its particular tax and financial situation and has determined that the Securities are a suitable investment for the Investor.

                  (g) The Company has made available to the Investor all documents and information that the Investor has requested relating to an investment in the Securities.

                  (h) The Investor recognizes that investment in the Company involves substantial risks, including loss of the entire amount of such investment and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Securities.

                  (i) The Investor has not been formed for the specific purpose of acquiring the Securities.

      4. COVENANTS.

            4.1 Securities Compliance. The Company shall take all action necessary to comply with any federal or state securities laws applicable to the transactions contemplated hereunder.

            4.2 Restrictions on Transfer.

                  (a) Investor hereby agrees that, except in accordance with a registration statement filed pursuant to Section 5.2 of this Agreement, it will not dispose of any of such Investor's Shares or the Warrant Shares (other than pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") or pursuant to a registration statement filed with the SEC pursuant to the Securities Act) unless and until such Investor shall have (A) notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (B) if requested by the Company, furnished the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company and the Company's counsel, to the effect that such disposition will not require registration under the Securities Act. The restrictions on transfer imposed by this Section 4.2 shall cease and terminate as to the Shares and Warrant Shares held by an Investor when: (x) such Securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (y) on delivery of an opinion of the kind described in the preceding sentence with respect to such Securities. Each Warrant and each certificate evidencing the Securities shall bear an appropriate restrictive legend as set forth in Section 4.2(c), except that such legend shall not be required after a transfer is made in compliance with Rule 144 or pursuant to a registration statement or if the opinion of counsel referred to above is issued and provides that such legend is not required in order to establish compliance with any provisions of the Securities Act.

                  (b) Notwithstanding the provisions of Section 4.2(a), no registration statement or opinion of counsel shall be necessary for a transfer by an Investor of the Securities to a subsidiary, member, partner, stockholder or affiliate of that Investor, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an Investor hereunder.

                  (c) It is understood that, subject to Sections 4.2(a) and 4.2(b), the Warrants and the certificates evidencing the Securities will bear the following legends:

                        (i) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION,

PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

                        (ii) Any legend required by the laws of any other applicable jurisdiction.

      5. REGISTRATION RIGHTS.

            5.1 Registrable Securities. As used herein the term "Registrable Security" means (a) each of the Shares and the Warrant Shares, and (b) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (a) and (b) above; provided, however, that with respect to any particular Registrable Security held by an Investor, such security shall cease to be a Registrable Security when, as of the date of determination, it has been effectively registered under the Securities Act and disposed of pursuant thereto. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 5.

            5.2 Mandatory Registration.

                  (a) Subject to Section 5.4(g) and during the period commencing at any time after two (2) years following the date hereof, one or more holders of the Registrable Securities (the "Holders") owning in the aggregate in excess of 50% of the issued and outstanding Registrable Securities may make a written request to the Company for registration (a "Demand Registration") under and in accordance with the provisions of the Securities Act of up to all of the Registrable Securities owned by such Holder or Holders (a "Registration Statement"). Within five (5) business days after receipt of such request, the Company will serve written notice (the "Notice") of such request to all other Holders and will include in such registration all Registrable Securities with respect to which the Company receives written requests for inclusion therein within twenty (20) business days after it gives the Notice to the applicable Holder. Unless the Holder or Holders demanding the Demand Registration shall agree in writing, no other party, including the Company (but excluding another Holder of a Registrable Security) shall be permitted to offer securities under any such Demand Registration. The Company shall use its reasonable best efforts, as expeditiously as practicable, but in no event later than sixty (60) days after receipt of a request from a Holder for a Demand Registration, to prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (the "Filing Date") and shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as possible, and in all events within sixty (60) days from the Filing Date. The Company shall use its reasonable best efforts to keep such Registration Statement effective until the earlier of (i) the date when all of the Registrable Securities registered thereunder shall have been sold and (ii) the second anniversary of the date on which the Registration Statement is declared effective or, with respect to any unsold registered Warrant Shares, one year from the expiration date of the Warrants if later than such second anniversary (the "Registration Withdrawal Date").

                  (b) The Holders are entitled to one (1) Demand Registration regardless of the person or persons making demand. The Company shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective.

                  (c) If the managing underwriter or underwriters of a Demand Registration (or in the case of a Demand Registration not being underwritten, a majority of the Holders) advise the Company in writing that in its or their opinion the principal amount and/or number of securities proposed to be sold in such Demand Registration exceeds the principal amount and/or number of securities which can be sold in such offering without an adverse effect on such offering, the Company will include in such registration only the number of securities which, in the opinion of such underwriter or underwriters (or Holders, as the case may be) can be sold, selected pro rata among the Holders which have requested to be included in such Demand Registration; provided, that if any Holder has requested to be included in such Demand Registration and all Registrable Securities which such Holder has requested to be included in such Demand Registration pursuant to this Section 5 are not so included, such Holder shall be entitled to an additional Demand Registration hereunder (with all expenses of registration relating to such additional Demand Registration to be borne by the Company) not earlier than six months after such earlier Demand Registration was requested and on the same terms and conditions as would have applied to such Holder had such earlier Demand Registration not been made.

                  (d) If any Demand Registration is an underwritten offering with respect to any issue of Registrable Securities, the Holders of a majority of such Registrable Securities to be included in such Demand Registration will select the investment banker or bankers and manager or managers to administer the offering and one counsel to the sellers of such Registrable Securities in such offering; provided, that such investment bankers and managers be of nationally recognized standing and reasonably satisfactory to the Company.

                  (e) In the event that (i) the Registration Statement to be filed by the Company pursuant to Section 5.2(a) above is not filed with the SEC by the Filing Date, (ii) such Registration Statement is not declared effective by the SEC within sixty (60) days from the Filing Date, or (iii) such Registration Statement is not maintained as effective by the Company for the period set forth in Section 5.2(a) above (each a "Registration Default") then the Company will pay each Investor (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty one percent (1%) of the purchase price of shares of Common Stock purchased from the Company and held by the Investor for the first month and two percent (2%) for every month thereafter until such Registration Statement has been filed, and in the event of late effectiveness (in case of clause (ii) above) or lapsed effectiveness (in the case of clause (iii) above), one percent

(1%) of the purchase price of shares of Common Stock purchased from the Company and held by the Investor for the first month and two percent (2%) for every month thereafter (regardless of whether one or more such Registration Defaults are then in existence, but without duplication of liquidated damages) until such Registration Statement has been declared effective. Such payment of the liquidated damages shall be made to the Investors in cash, within five (5) calendar days of demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. If the Company does not remit the payment to the Investors as set forth above, the Company will pay the Investors' reasonable costs of collection, including attorneys' fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit the Investors' other rights or remedies as set forth in this Agreement.

                  (f) From and after the date of this Agreement, the Company shall not, without the prior consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under this Section 5.2, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included.

            5.3 Piggyback Registration Rights.

                  (a) If, at any time after the date hereof, the Company proposes to register any Common Stock under the Securities Act, whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company (whether as a demand registration right or a Form S-3 registration right, but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms), the Company shall, each such time, give to the Holders holding Registrable Securities written notice of its intent to do so. If, within twenty (20) days of giving such notice, the Company shall receive from a Holder a written request to include its Registrable Securities in such registration, the Company shall use commercially reasonable efforts to cause to be included in such registration the Registrable Securities of such selling Holder, to the extent requested to be registered; provided, however, that (i) such selling Holder agrees to sell those of its Registrable Securities to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register and (ii) in the event (x) the registration is to include shares of Common Stock to be sold for the account of the Company or any party exercising registration rights pursuant to any other agreement with the Company and (y) the proposed managing underwriter advises the Company that in its opinion the inclusion of such selling Holder's Registrable Securities (without any reduction in the number of shares to be sold for the account of the Company or such party exercising registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered, then the rights of such selling Holder shall be as provided in Section 5.3(b) hereof.

                  (b) If a registration pursuant to Section 5.3(a) hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Registrable Securities requested by the Holder to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in Section 5.3(a) to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock proposed to be included in such registration for the account of the Company and/or any stockholders of the Company (other than the Holders) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among the Company and/or such stockholders of the Company with registration rights (other than the Holders), and (ii) second, the shares of Common Stock requested to be included in such registration by all other stockholders of the Company who have piggyback registration rights (including, without limitation, the Holders), pro rata among such other stockholders (including, without limitation, the Holders) on the basis of the number of shares of Common Stock that each of them beneficially owns.

                  (c) In connection with any offering involving an underwriting of shares, the Company shall not be required under Section 5.3 hereof or otherwise to include the Registrable Securities of any Holder therein unless such Holder accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

            5.4 Covenants of the Company With Respect to Registration.

            The Company covenants and agrees as follows:

                  (a) Following the effective date of a Registration Statement under Section 5.2 or 5.3, the Company shall, upon the request of the Holders, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holders to permit the Holders to make a public distribution of the Registrable Securities registered in connection with the Registration Statement;

                  (b) The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the period of time such Registration Statement remains effective;

                  (c) The Company shall use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the

Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (d) During the period of time such Registration Statement remains effective, the Company shall notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (e) The Company shall use its reasonable best efforts to cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

                  (f) The Company shall provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                  (g) The obligations of the Company hereunder with respect to the Registrable Securities are subject to the Holders' furnishing to the Company such appropriate information concerning the Holders, the Registrable Securities and the terms of the Holders' offering of such Registrable Securities as the Company may reasonably request in writing.

            5.5 Expenses. All expenses incurred in effecting a registration pursuant to this Agreement (including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses) shall be borne by the Company. All transfer taxes, underwriting discounts and selling commissions applicable to the sale of the Registrable Securities and all fees and disbursements of legal counsel for any Holder shall be borne by the Holders thereof.

            5.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 5:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, stockholders and members of such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 5.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person indemnified pursuant to this Section 5.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); provided further that in no event shall any indemnity under this Section 5.6(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 5.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would upon advice of counsel be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time after receipt of notice of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 5.6.

                  (d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 5.6(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 5.6 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

            5.7 Suspension of Sales.

                  (a) After the effective date of any registration statement, the Company may suspend sales of Registrable Securities for a period of not more than thirty (30) days if, at any time the Company is engaged in confidential negotiations or other confidential business activities and the Board of Directors of the Company determines in good faith that such suspension would be in the Company's best interest at such time, provided that the Company shall not be permitted to suspend such sales for more than sixty (60) days in any twelve (12) month period. In order to suspend sales pursuant to this Section 5.7(a), the Company shall promptly (but in any event within five (5) days), upon determining to seek such suspension, deliver to each holder of Registrable Securities a certificate signed by an executive officer of the Company stating that the Company is suspending such filing pursuant to this
Section 5.7(a) and a general statement of the reason for such suspension and an approximation of the anticipated delay. Each holder of Registrable Securities hereby agrees to keep confidential any information disclosed to it in any such certificate (including the fact that a certificate was delivered).

                  (b) If the Company suspends sales of Registrable Securities pursuant to Section 5.7(a) above, the Company shall, as promptly as practicable following the termination of the circumstances which entitled the Company to do so but in no event more than seven (7) days thereafter, take such actions as may be necessary to file or reinstate the effectiveness of such Registration Statement and/or give written notice to the selling Holders authorizing them to resume sales pursuant to such Registration Statement. If, as a result thereof, the prospectus included in such Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the selling Holders given pursuant to this Section 5.7(b), and the selling Holders shall make no offers or sales of securities pursuant to such Registration Statement other than by means of such revised prospectus. If such suspension shall occur prior to the date a Registration Statement is required to be filed, then the Company's obligation to file such Registration Statement shall be delayed without penalty for not more than sixty (60) days, and such delay or delays shall not constitute a Registration Default.

            5.8 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to a Holder by the Company under this Section 5 may be transferred or assigned by a Holder to a transferee or assignee of such Registrable Securities that (i) is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of a Holder, (ii) is an entity controlling, controlled by or under common control, or under common investment management, with a Holder, including without limitation a corporation, partnership or limited liability company that is a direct or indirect parent or subsidiary of the Holder, or (iii) is a transferee or assignee of not less than 25% of the shares of Registrable Securities held by such Holder (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 5.

            5.9 Reports under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are used in SEC Rule 144, at all times;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (c) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration; and

                  (d) Undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144.

            5.10 Cooperation with Company. The Investor will cooperate with the Company in all respects in connection with the registration rights afforded to Investor hereby, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Investor and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities. Nothing in this Agreement shall obligate Investor to consent to be named as an underwriter in any Registration Statement. Any delay or delays caused by the Investor's failure to cooperate as required hereunder shall not constitute or be counted toward a Registration Default.

      6. CONDITIONS TO INVESTOR OBLIGATIONS AT CLOSING.

      The obligations of Investor to purchase the Shares and the Warrants at the Closing are subject to the fulfillment on or prior to the Closing of each of the following conditions:

            6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that any representations and warranties stated as being true and correct as of a date other than the date hereof shall be true and correct as of such other date.

            6.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this

Agreement that are required to be performed or complied with by it on or before the Closing.

            6.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state of the United States that are required in connection with the lawful issuance and sale of the Securities to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

            6.4 Proceedings and Documents. All corporate and other proceedings undertaken in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            6.5 Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted against the Company before any court, arbitrator or governmental body, agency or official and shall be pending.

            6.6 Compliance Certificate. The Company shall deliver to Investor at the Closing, relating to the Investor's purchase of Shares and Warrants, a certificate signed by an executive officer of the Company stating that the Company has complied with or satisfied each of the conditions to the Investor's obligation to consummate the Closing set forth in Sections 6.1 and 6.2, unless waived in writing by the Investor.

            6.7 Legal Prohibition. The purchase of the Shares and Warrants by the Investor shall not be prohibited by any law or governmental order or regulation.

      7. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

      The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

            7.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that any representations and warranties stated as being true and correct as of a date other than the date hereof shall be true and correct as of such other date.

            7.2 Performance. Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            7.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state of the

United States that are required in connection with the lawful issuance and sale of the Securities to the Investor pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

            7.4 Proceedings and Documents. All corporate and other proceedings undertaken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

      8. MISCELLANEOUS.

            8.1 Survival of Warranties. The warranties, representations, agreements, covenants and undertakings of the Company or the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

            8.2 Incorporation by Reference. All Exhibits and Schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

            8.3 Successor and Assignees. All terms, covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any Shares) whether so expressed or not, subject to Section 5.8.

            8.4 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the Company and the Investors holding a majority of the shares of Common Stock sold and issued hereunder. Failure of either party to exercise any right or remedy under this Agreement or any other agreement between the Company and the Investors, or otherwise, or delay by the Company or the Investors in exercising such right or remedy, will not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            8.5 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New Jersey, without giving effect to the conflicts of law principles thereof. Each of the parties consents to the exclusive jurisdiction of the courts whose districts encompass any part of the County of Essex located in the State of New Jersey in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

            8.6 Notices. All notices, requests, consents, demands, notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile (provided confirmed by other means pursuant to this Section 8.6), or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class certified or registered mail with the United States Postal Services, all charges or postage prepaid, and properly addressed:

to the Company at:

United Energy Corp.
600 Meadowlands Parkway #20
Secaucus, New Jersey 07094
Fax:  (201) 842-1307
Attention:  Chairman of the Board

with a copy (which shall not constitute notice) to:

Sills Cummis Radin Tischman Epstein & Gross, P.A.
1 Riverfront Plaza
Newark, New Jersey 07102
Fax:  (973) 643-6500
Attention:  Victor H. Boyajian, Esq.

or the Investor at the address set forth below Investor's name on the signature page hereto or such other address as may be furnished in writing by a party hereto.

            8.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

            8.8 Effect of Headings. The section and paragraph headings herein are included for convenience only and shall not affect the construction hereof.

            8.9 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the Company and Investor with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Shares and Warrants purchased hereunder and the subject matter hereof.

            8.10 Publicity. Neither party shall originate any publicity, news release or other public announcement, written or oral, whether relating to the performance under this Agreement or the existence of any arrangement between the parties, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except where such publicity, news release or other public announcement is required by law; provided that, in such event, each such party shall (a) promptly consult the other party in connection with any such publicity, news release or other public announcement prior to its release;
(b) promptly provide the other party a copy thereof; and (c) use commercially reasonable efforts to ensure that such portions of such information as may reasonably be designated by the other party are accorded confidential treatment by the applicable governmental entity.

            8.11 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

            8.12 Interpretation. This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

            8.13 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling person, officers, directors, partners, agents or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares, the Warrants or the execution of or performance under this Agreement.

            8.14 Fees and Expenses. Each of the Company and the Investors agree to pay its own expenses incident to the performance of its obligations hereunder.

            8.15 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except for Ladenburg Thalmann & Co. Inc., whose fee shall be paid on the Company's behalf as provided herein. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

            8.16 Review. Investor represents and acknowledges to the Company that it has been given the opportunity to consult with a legal advisor of such Investor's own choosing concerning this Agreement and that it has done so.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                                          UNITED ENERGY CORP.

                                          By: /s/ Robert L. Seaman
                                              ----------------------------------
                                          Name: Robert L. Seaman
                                          Title: Executive Vice President


                                          INVESTOR:

Entity Signature:                         Individual Signature(s):

                                          /s/ Martin Rappaport
--------------------------------          --------------------------------------
Print Name of Entity                      (signature)

By:
    ----------------------------          --------------------------------------
         (Signature and Title)            (signature)

                                          Martin Rappaport
--------------------------------          --------------------------------------
Print Name and Title of Person            Print Name of Subscriber
Signing
                                          --------------------------------------
                                          Print Name of Subscriber

                                          Address of Subscriber:
                                          8 Rockledge Road
                                          Saddle River, New Jersey 07458
                                          --------------------------------------

                                          No. of Units Subscribed for: ___15___

                                          Subscription Amount:  $1,500,000

                                                                       Exhibit A

                                 FORM OF WARRANT

                                   Schedule A

                   UNITED ENERGY CORP. DISCLOSURE SCHEDULE TO
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENTS

      All information contained in the Common Stock and Warrant Purchase Agreements made as of May 14, 2002 (the "Purchase Agreement") between United Energy Corp. (the "Company") and each of the Investor parties thereto (each an "Investor and collectively, the "Investors"), and each of the following exhibits and schedules is hereby incorporated by reference into each Purchase Agreement as if fully set forth therein and herein. Reference in one section of a schedule hereto to a document or issue shall be sufficient, such that the reference to the document or issue need not be repeated in another section of a schedule hereto; provided that the applicability of such disclosure in any other section is reasonably apparent from the disclosure made. The descriptions of documents and agreements contained herein are qualified in their entirety by the full terms and provisions of such documents and agreements themselves, copies of which have been delivered or made available to the Investors.

                                  SCHEDULE 2.2
                                 Capitalization

The Company has stock options outstanding exercisable for an aggregate amount of 1,110,000 shares of Common Stock.

The Company has approved the grant to the four proposed members of management expected to join the Company following the closing of the Offering, upon their employment with the Company, an aggregate of 1,125,000 options.

The 750,000 shares of the Company's Common Stock currently held as treasury shares and pledged as partial collateral for the Company's $1,000,000 line of credit may be issued to a shareholder/investor after completion of the offering of the Units.

                                  SCHEDULE 2.10
                              Compliance with Laws

In 1999, the Company entered into a consulting agreement with an organization which was attempting to introduce the Company's FR-15 fire retardant chemical to the New York City Fire Department. It appears that the organization inadvertently and improperly listed the Company as one of the organizations for which it might lobby officials of the State of New York. Mr. Fugazy has been working with the NYS Temporary Commission on Lobbying to remedy this error. The Company has never engaged in any lobbying activity involving the State of New York.

                                  SCHEDULE 2.12
                                Related Entities

Nor Industries, Inc.
Green Globe Industries Inc.
The Scitech Group, Inc.

                                  SCHEDULE 2.13
                             Changes since 12/31/01

The Company has stock options outstanding exercisable for an aggregate amount of 1,110,000 shares of Common Stock, of which options exercisable for 40,000 shares of Common Stock were granted prior to December 31, 2001.

It is expected that the Company will incur a net loss in the fourth quarter of its fiscal year ended March 31, 2002, in the amount of approximately $319,100 (estimated). As a result, the Company expects to incur a net loss for the fiscal year ended March 31, 2002 of approximately $888,094 (estimated).

                               SCHEDULE 2.18/2.19
                 Material Contracts and Customers and Suppliers

The principal purchaser of the Company's UNIPROOF(R) paper, The Alameda Company of Anaheim California, did not meet its minimum purchase requirements for the 2001 calendar year and the Company is considering changing its relationship with The Alameda Company of Anaheim California.